Exhibit 99.1

Contact:	John C. Merriwether
Vice President of Financial Relations
Health Management Associates, Inc.
(239) 598-3131

HEALTH MANAGEMENT ASSOCIATES, INC.

REPORTS THIRD QUARTER EARNINGS

NAPLES, FLORIDA (October 26, 2007) Health Management Associates, Inc. (NYSE: HMA) announced its consolidated financial results for the third quarter and nine months ended September 30, 2007. For the quarter, HMA reported net revenue of $1,070.2 million; earnings before interest, income taxes, depreciation, amortization, refinancing and debt modification costs and after minority interests (“EBITDA”) of $151.6 million; net income of $30.5 million; income from continuing operations of $20.1 million; diluted earnings per share (“EPS”) of $0.12; and diluted EPS from continuing operations of $0.08. HMA also reiterated its 2007 objective for diluted EPS from continuing operations of $0.45 to $0.50.

On a same hospital basis from continuing operations, adjusted admissions increased 1.9%, net revenue per adjusted admission increased 4.6%, and net revenue increased 6.5%, all compared to the same quarter a year ago. Admissions decreased 0.4%, surgeries increased 1.2%, and emergency room visits increased 3.0%. Same hospitals refer to those owned and operated for one year or more. Same hospital EBITDA from continuing operations for the quarter was $168.4 million, with a margin of 16.0%.

Provision for doubtful accounts, or bad debt expense, was $126.5 million for the quarter compared to $94.1 million for the same period a year ago, and $150.6 million for the second quarter ended June 30, 2007. As previously announced on July 31, 2007, HMA expects bad debt expense as a percent of net revenue to be approximately 12% for the balance of 2007. As a deliberate part of its operating strategy, HMA sold certain accounts receivable during the quarter that were over one year old that it had previously written off entirely from its balance sheet. Bad debt expense for the quarter was reduced by $16.0 million from the sale of these accounts receivable.

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Health Management Associates, Inc./Page 2

Since February 2007, HMA has given a 60% discount to uninsured patients for non-elective services. Uninsured discounts for the quarter were $155.6 million compared to $153.3 million for the quarter ended June 30, 2007. Charity/indigent care writeoffs for the quarter were $19.2 million, compared to $156.9 million for the same period a year ago and $18.5 million for the second quarter. The sum of uninsured discounts, charity/indigent write-offs and bad debt expense, as a percentage of the sum of net revenue, uninsured discounts and charity/indigent write-offs, was 24.2% for the third quarter compared to 21.9% for the same quarter a year ago and 25.4% for the second quarter ended June 30, 2007. The second quarter included $39.0 million of additional bad debt expense related to a change in accounting estimate.

During the third quarter, the Company accounted for its two Arkansas-based hospitals as assets held-for-sale. Prior periods have been reclassified for these hospitals, as well as for two Virginia-based hospitals which the Company sold during the third quarter. Pre-tax income from held-for-sale assets was approximately $17.1 million during the third quarter, which included a pre-tax gain of approximately $22.3 million from the sale of the two Virginia-based hospitals.

Total net revenue from continuing operations for the quarter increased 8.2%, total admissions from continuing operations grew 0.4%, and total adjusted admissions from continuing operations grew 2.7%, in each case as compared to the same quarter a year ago, reflecting the opening of a new hospital in Naples, Florida, during the first quarter.

For the nine months, HMA reported net revenue of $3,307.2 million; EBITDA of $480.4 million; net income of $107.4 million; income from continuing operations of $98.1 million; diluted EPS of $0.44; and diluted EPS from continuing operations of $0.40. Cash flow from continuing operating activities for the nine month period was $241.2 million, after cash interest and cash tax payments aggregating $235.9 million.

The management team will discuss 2007 performance for the three and nine months ended September 30, 2007 in greater detail on a live conference call and audio webcast later this morning. All interested investors are invited to access the webcast at 11:30 a.m. ET, via HMA’s website located at www.hma.com or via www.streetevents.com or join the conference call by dialing 877-476-3476. The Company will archive a copy of the audio webcast, along with any related information that HMA may be required to provide pursuant to Securities and Exchange Commission rules, on HMA’s website under the heading “Investor Relations.”

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Health Management Associates, Inc./Page 3

HMA owns and operates general acute care hospitals in non-urban communities located throughout the United States. HMA operates 59 hospitals in 15 states with approximately 8,500 licensed beds.

All references to “HMA” or the “Company” used in this release refer to Health Management Associates, Inc. or its affiliates.

Certain statements contained in this release, including, without limitation, statements containing the words “believes,” “anticipates,” “intends,” “expects,” “optimistic,” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include projections of revenue, income or loss, capital expenditures, debt structure, bad debt expense, capital structure, or other financial items, statements regarding the plans and objectives of management for future operations, statements of future economic performance, statements of the assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact.

Statements made throughout this release are based on current estimates of future events, and HMA has no obligation to update or correct these estimates. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially as a result of these various factors.

(financial tables follow)

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net revenue	$1,070,189	$989,250	$3,307,180	$2,992,712
Operating expenses:
Salaries and benefits	438,864	402,239	1,336,421	1,190,013
Supplies	139,080	132,916	446,848	413,286
Provision for doubtful accounts	126,486	94,090	398,321	267,341
Depreciation and amortization	56,710	46,908	162,485	132,842
Rent expense	20,692	21,034	62,920	61,522
Other operating expenses	193,787	175,243	585,413	520,059

Total operating expenses	975,619	872,430	2,992,408	2,585,063

Income from operations	94,570	116,820	314,772	407,649
Other income (expense):
Gains (losses) on sales of assets, net	(8)	(53)	3,252	1,987
Interest expense	(63,695)	(10,732)	(158,611)	(30,409)
Refinancing and debt modification costs	—	(2,974)	(761)	(7,602)

Income from continuing operations before minority interests and income taxes	30,867	103,061	158,652	371,625
Minority interests in (earnings) losses of consolidated entities	282	(436)	(106)	(2,171)

Income from continuing operations before income taxes	31,149	102,625	158,546	369,454
Provision for income taxes	(11,062)	(39,921)	(60,437)	(142,786)

Income from continuing operations	20,087	62,704	98,109	226,668
Income from discontinued operations, net of income taxes	10,387	11,732	9,310	12,286

Net income	$30,474	$74,436	$107,419	$238,954

Earnings per share:
Basic earnings per share:
Continuing operations	$0.08	$0.26	$0.41	$0.94
Discontinued operations	0.04	0.05	0.04	0.05

Basic earnings per share	$0.12	$0.31	$0.45	$0.99

Diluted earnings per share:
Continuing operations	$0.08	$0.26	$0.40	$0.93
Discontinued operations	0.04	0.05	0.04	0.05

Diluted earnings per share	$0.12	$0.31	$0.44	$0.98

Dividends per share	$—	$0.06	$10.00	$0.18

Weighted average number of shares outstanding:
Basic	242,463	240,605	242,166	240,711
Add: Stock-based compensation arrangements	2,674	2,629	3,286	2,690
Convertible debt	—	6	1	6

Diluted	245,137	243,240	245,453	243,407

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Nine Months Ended September 30,
	2007	2006
Cash flows from operating activities:
Net income	$107,419	$238,954
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	166,711	132,842
Provision for doubtful accounts	398,321	267,341
Stock-based compensation expense	14,496	13,557
Minority interests in earnings of consolidated entities	106	2,171
Gains on sales of assets, net	(3,252)	(1,987)
Write-off of deferred financing costs	761	4,628
Non-deferred financing costs	—	2,974
Deferred income tax benefit	(3,387)	(53,099)
Changes in assets and liabilities of continuing operations, net of the effects of acquisitions:
Accounts receivable	(432,403)	(377,786)
Supplies, prepaid expenses and other assets	536	6,461
Accounts payable	18,894	1,878
Income taxes payable	(7,998)	49,558
Accrued expenses and other liabilities	(9,382)	76,011
Equity compensation excess tax benefit	(273)	(1,269)
Income from discontinued operations, net of income taxes	(9,310)	(12,286)

Net cash provided by continuing operating activities	241,239	349,948

Cash flows from investing activities:
Acquisitions of hospitals, minority interests and other	(36,127)	(184,870)
Additions to property, plant and equipment	(213,355)	(252,535)
Proceeds from sales of assets and insurance recoveries	22,561	5,312
Proceeds from sales of discontinued operations	70,000	37,196
Increases in restricted funds, net	(7,638)	(21,571)

Net cash used in continuing investing activities	(164,559)	(416,468)

Cash flows from financing activities:
Proceeds from long-term debt, net	2,707,608	832,423
Principal payments on debt and capital lease obligations	(325,503)	(723,833)
Proceeds from exercises of stock options	24,793	22,020
Purchases of treasury stock	—	(24,624)
Payments of financing costs	(3,277)	(3,489)
Investments by minority shareholders	8,369	—
Cash distributions to minority interests	(2,874)	(1,896)
Equity compensation excess tax benefit	273	1,269
Payments of cash dividends	(2,425,001)	(43,337)

Net cash provided by (used in) continuing financing activities	(15,612)	58,533

Net increase (decrease) in cash and cash equivalents before discontinued operations	61,068	(7,987)
Net decrease in cash and cash equivalents from discontinued operations:
Operating activities	(12,282)	(2,442)
Investing activities	(822)	(3,339)
Financing activities	(157)	(245)

Net increase (decrease) in cash and cash equivalents	47,807	(14,013)
Cash and cash equivalents at beginning of period	66,814	69,909

Cash and cash equivalents at end of period	$114,621	$55,896

HEALTH MANAGEMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2007	December 31, 2006
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$114,621	$66,814
Accounts receivable, net	649,589	633,555
Other current assets	270,375	265,135
Assets of discontinued operations	28,144	78,289
Property, plant and equipment, net	2,459,600	2,402,100
Restricted funds	70,503	58,986
Other assets	1,049,163	986,073

	$4,641,995	$4,490,952

Liabilities and Stockholders’ Equity
Current liabilities	$821,256	$472,665
Deferred income taxes	101,227	109,790
Other long-term liabilities and minority interests	199,722	205,972
Long-term debt, less current portion	3,405,258	1,296,403
Stockholders’ equity	114,532	2,406,122

	$4,641,995	$4,490,952

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Same Hospitals(a)
Occupancy	42.4%	43.8%	45.6%	46.1%
Patient Days	317,403	319,833	969,549	986,868
Admissions	75,681	76,013	229,089	230,607
Adjusted Admissions	131,811	129,411	389,451	384,791
Average length of stay	4.2	4.2	4.2	4.3
Total surgeries	69,768	68,949	205,669	207,822
Outpatient Revenue percentage	50.5%	49.1%	48.7%	49.1%
Inpatient Revenue percentage	49.5%	50.9%	51.3%	50.9%

Total Hospitals(a)
Occupancy	42.2%	43.8%	45.2%	45.9%
Patient Days	319,857	319,833	1,015,935	1,007,174
Admissions	76,337	76,013	239,672	235,114
Adjusted Admissions	132,846	129,411	408,809	393,604
Average length of stay	4.2	4.2	4.2	4.3
Total surgeries	70,222	68,949	213,272	213,691
Outpatient Revenue percentage	50.4%	49.2%	49.1%	50.1%
Inpatient Revenue percentage	49.6%	50.8%	50.9%	49.9%

(a)	Continuing Operations

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007 (a)	2006 (a)	2007 (a)	2006 (a)
Net revenue	$1,070,189	$989,250	$3,307,180	$2,992,712
Less acquisitions, corporate and other	15,734	(468)	215,776	98,454

Same hospital net revenue	$1,054,455	$989,718	$3,091,404	$2,894,258

Income from continuing operations before income taxes	$31,149	$102,625	$158,546	$369,454

Add:
Interest expense	63,695	10,732	158,611	30,409
Depreciation and amortization	56,710	46,908	162,485	132,842
Refinancing and debt modification costs	—	2,974	761	7,602

EBITDA (b)	151,554	163,239	480,403	540,307

Adjustment for acquisitions, corporate and other	(16,801)	(22,432)	(65,063)	(54,147)

Same hospital EBITDA	$168,355	$185,671	$545,466	$594,454

Same hospital EBITDA margins = Same hospital EBITDA / same hospital net revenue (b)	16.0%	18.8%	17.6%	20.5%

(a)	Continuing operations.
(b)	EBITDA is defined as earnings, before interest, refinancing and debt modification costs, income taxes, depreciation and amortization and after minority interest. EBITDA margin is defined as EBITDA divided by net revenue. EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles in the United States, commonly known as GAAP, and should not be considered as either an alternative to net income as an indicator of HMA’s operating performance or as an alternative to cash flows as a measure of HMA’s liquidity. Nevertheless, HMA believes that providing non-GAAP information regarding EBITDA is important for investors and other readers of HMA’s financial statements, as it provides a measure of liquidity. In addition, EBITDA is commonly used as an analytical indicator within the health care industry and HMA’s debt facilities contain covenants that use EBITDA in their calculations. Because EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.

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